Exhibit 99.1

NEWS RELEASE

Contacts:

Jerri Fuller Dickseski (Media) jerri.dickseski@hii-co.com
757-380-2341

Rick Wyatt (Bond Investors)
Rick.Wyatt@hii-co.com
757-380-2101

Huntington Ingalls Industries Announces Pricing of 5.000% Senior Notes Due 2025

NEWPORT NEWS, Va. (Nov. 2, 2015)—Huntington Ingalls Industries, Inc. (NYSE:HII) (“HII” or the “Company”) announced today that it will sell $600 million aggregate principal amount of 5.000% Senior Notes due 2025 (the “Notes”) at a price of 100.00% of the par value. The Company intends to use the net proceeds from the sale of the Notes and cash on hand to pay the consideration for the previously announced cash tender offer (the “Tender Offer”) and consent solicitation (“Consent Solicitation”) with respect to HII’s outstanding 7.125% Senior Notes due 2021 (the “2021 Notes”), plus fees and expenses, and, if all 2021 Notes are not tendered pursuant to the Tender Offer and Consent Solicitation, to fund the redemption of all 2021 Notes that remain outstanding after the completion of the Tender Offer and Consent Solicitation.

The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities, and there shall not be any offer to sell, solicitation of an offer to buy, or sale of the Notes in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of an offering memorandum.

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of engineering, manufacturing and management services to the nuclear energy, oil and gas markets. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. Headquartered in Newport News, Virginia, HII employs approximately 37,000 people operating both domestically and internationally.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

http://newsroom.huntingtoningalls.com

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include the failure to complete the sale of the Notes; the failure to consummate the tender offer and consent solicitation; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media